UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350
New York, New York 10271

(Address of principal executive offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On August 12, 2008, ACI Worldwide, Inc. filed a Current Report on Form 8-K (the “Original 8-K”) to furnish information under Items 2.02 and 7.01. This Form 8-K/A is being filed solely to correct a typographical error contained in the investor presentation filed as Exhibit 99.2 thereto. The change is as follows:   On page 6 of the investor presentation, the investor presentation referred to a $30 million “gross” annual expense savings and the investor presentation should have instead referred to a  $30 million “net” annual expense savings. Except for correction of the typographical error referenced above, this Form 8-K/A does not update, modify, or amend any disclosure set forth in the Original 8-K.

The foregoing information is being furnished under “Item 7.01 Regulation FD Disclosure.” Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 9.01.  Financial Statements and Exhibits.

99.2	Investor presentation materials dated August 12, 2008 (as corrected to reflect the typographical error referenced above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Scott W. Behrens
Scott W. Behrens
Vice President, Corporate Controller and Chief Accounting Officer

Date:  August 13, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.2	Investor presentation materials dated August 12, 2008 (as corrected to reflect the typographical error referenced above)